UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2009


                                LUX ENERGY CORP.
               (Exact name of registrant as specified in charter)

           Nevada                     333-149000                 98-0557091
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

      Suite 510, 640 - 8th Ave SW
        Calgary, Alberta, Canada                                  T2P 1G7
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (780) 669-0936


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. ELECTION OF DIRECTORS.

On November 24, 2009, a majority of the shareholders of Lux Energy Corp. (the "Company") elected, by written consent without a meeting, Robert Broesky as a Director on its Board of Directors. Mr. Broesky's election brings the number of Directors sitting on the Company's Board of Directors to two.

For the past five years, Mr. Broesky has been the owner of Arkay Holdings a private project management and consulting company. Mr. Broesky has many years experience in project management and consulting to the building industry, development industry and the advertising and marketing of new projects from conception to completion.

Mr. Broesky will serve as a Director the Company's Board of Directors until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer or director. Mr. Broesky is the father of the Company's President Shane Broesky. Mr. Broesky has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

ITEM 8.01. OTHER EVENTS.

The Company has moved its corporate headquarters to Suite 510, 640 - 8th Ave SW Calgary, Alberta, Canada T2P 1G7 effective immediately.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LUX ENERGY CORP.


Date: November 24, 2009                  By: /s/ Shane Broesky
                                             -----------------------------------
                                             Shane Broesky, President


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